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                                                                    EXHIBIT 24.4

                          SHOEMAKER AND WILSON, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                        POINTE SOUTH EXECUTIVE BUILDING
                                 P.O. BOX 444
                                5201 S. MISSION
                       MT. PLEASANT, MICHIGAN 48804-0444
                                (517) 773-6449

North American Technologies Group, Inc.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 18, 1992, relating to the consolidated financial statements of North American Environmental Group, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


[Signature of Shoemaker &
Wilson, P.C. appears here]

SHOEMAKER & WILSON, P.C.
Certified Public Accountants

October 9, 1995